Exhibit 99.1

VOLCANO CORPORATION ANNOUNCES RECORD PRELIMINARY FOURTH QUARTER 2012 REVENUES
QUARTERLY FFR DISPOSABLE REVENUES INCREASE 45 PERCENT YEAR-OVER-YEAR ON A CONSTANT CURRENCY BASIS
(SAN DIEGO, CA), January 7, 2013-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today that it expects total revenues for the fourth quarter of 2012 will be approximately $102.5 million, bringing expected full year 2012 revenues to approximately $381.9 million.
Medical segment revenues in the fourth quarter of 2012 increased approximately 10 percent on a reported basis and 12 percent on a constant currency basis versus the fourth quarter of 2011, driven by an increase in FFR (Fractional Flow Reserve) disposable revenues of approximately 42 percent year-over-year on a reported basis and 45 percent on a constant currency basis.
The expectations for revenues in the fourth quarter of 2012 reflect an increase of approximately 10 percent on a reported basis and 12 percent on a constant currency basis versus revenues of $92.7 million in the fourth quarter a year ago. The expected revenues for all of 2012 reflect an increase of approximately 11 percent on a reported basis and 12 percent on a constant currency basis versus revenues of $343.5 million in 2011.
“The growth of our medical disposable business, which increased approximately 11 percent on a constant currency basis in the quarter, reflects the value of our functional PCI market development strategies as healthcare providers increasingly seek to document proof of necessity and treatment outcomes,” said Scott Huennekens, president and chief executive officer.
“We generated excellent growth in our FFR disposable business across all of our key geographies, driven by data that demonstrate the use of FFR results in improved patient outcomes as well as the more cost-effective delivery of therapy. These gains were offset by the continued challenges of the macroeconomic environment in the U.S. and Europe that negatively impacted PCI activity,” he added.
The company said it is providing the estimated revenues for 2012 in advance of meetings with the investment community and its presentation at the 31st Annual J.P. Morgan Healthcare Conference. The company's presentation will occur at 11 a.m., Pacific Standard Time (2 p.m., Eastern Standard Time), Tuesday, January 8. A webcast of the presentation will be available through the conference website at http://jpmorgan.metameetings.com/webcasts/healthcare13/directlink?ticker=VOLC and via the company's website at www.volcanocorp.com.
The company's complete fourth quarter and full year 2012 financial results and guidance for 2013 will be provided in a press release, as well as a conference call and publicly available webcast, in late February. Details regarding the date of the earnings press release, conference call and webcast will be provided in a subsequent press release.
About Volcano
Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company's website at www.volcanocorp.com.
Note Regarding Use of Non-GAAP Financial Measures

Volcano reports changes in revenue on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors' understanding of the company's short-term and long-term financial trends is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano's management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano's business that are not historical facts may be considered “forward-looking statements.” Specifically, statements concerning Volcano's expected revenues, revenue growth and financial results for the fourth quarter and year ended December 31, 2012, are forward-looking statements involving risks and uncertainties. These statements reflect estimates based on information available at this time and are being made prior to the completion of Volcano's accounting close procedures, including an audit by its independent accountants, for the year ended December 31, 2012, and could therefore differ from the actual reported results in Volcano's Form 10-K, which the company expects to file in February 2013. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause Volcano's actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano's revenue, expense, earnings, earnings per share, margin or tax rate projections may turn out to be inaccurate or Volcano may encounter unanticipated difficult in achieving those projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company's reactions to those factors; purchasing decisions with respect to the company's products; the pace and extent of market adoption of the company's products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano's products or devices; the success of Volcano's growth strategies; risks associated with Volcano's international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation; the impact and benefits of market development; our ability to project our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our 424(b)(2) Prospectus Supplement filed on December 5, 2012, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corp.
(858) 720-4020

or

Neal Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended December 31,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2012	2011	2011 to 2012	Dollar	Percentage
Medical segment:
Consoles	$12.2	11.5	5%	$(0.1)	(2)%	7%
IVUS single-procedure disposables	52.2	53.6	(3)	(1.0)	(2)	(1)
FFR single-procedure disposables	27.2	19.1	42	(0.5)	(3)	45
Other	8.4	7.0	21	(0.2)	(1)%	22%
Sub-total medical segment	100.0	91.2	10%	$(1.8)	(2)%	12%

Industrial segment	2.5	1.5	63%	$—	—%	63%
Total	102.5	92.7	10%	$(1.8)	(2)%	12%

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Year Ended December 31,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2012	2011	2011 to 2012	Dollar	Percentage
Medical segment:
Consoles	$40.7	$41.0	(1)%	$(0.6)	(2)%	1%
IVUS single-procedure disposables	205.9	201.0	2%	(1.2)	(1)%	3%
FFR single-procedure disposables	94.9	67.0	41%	(2.4)	(4)%	45%
Other	29.7	23.5	26%	(0.2)	(1)%	27%
Sub-total medical segment	$371.2	$332.5	12%	$(4.4)	(1)%	13%

Industrial segment	$10.7	$11.0	(3)%	$—	—%	(3)%
Total	$381.9	$343.5	11%	$(4.4)	(1)%	12%